Exhibit 99.2

News Release

Media Line: 410 470-7433 www.constellation.com

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Media Contacts:

Robert L. Gould/Debra Larsson

410-470-7433

Investor Contacts:

Kevin Hadlock, 410-470-3647

Janet Mosher, 410 470-1884

Constellation Energy To Host Conference Call

BALTIMORE – Sept. 22, 2008 – Constellation Energy (NYSE: CEG) will host a conference call at 11:00 a.m. (EDT) today (Monday, Sept. 22, 2008) to discuss the proposed merger with MidAmerican Energy Holdings Company announced on Sept. 19, 2008.

To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 11:00 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available for 90 days approximately one hour after the end of the call by dialing (800) 778-9714 or (402) 220-2072 (international). No password is required to listen to the replay.

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site (http://www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the Constellation Energy’s Web site shortly after the completion of the call. The call will also be recorded and archived on the site.

About Constellation Energy

Constellation Energy (http://www.constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Forward-Looking Statements and Additional Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation Energy and MidAmerican Energy Holdings Company and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and generally beyond the control of Constellation Energy and MidAmerican. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation Energy’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission and in the proxy statement Constellation Energy intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, each of which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.

This communication is being made in respect of the proposed merger transaction involving Constellation Energy and MidAmerican Energy Holdings Company. In connection with the proposed transaction, Constellation Energy will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by Constellation Energy regarding Constellation Energy, MidAmerican Energy Holdings Company and the proposed transaction, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). These materials can also be obtained, when available, without charge, by directing a request to Constellation Energy per the investor relations contact information below.

Constellation Energy, MidAmerican Energy Holdings Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Constellation Energy’s directors and executive officers is available in Constellation Energy’s notice of annual meeting and proxy statement for its most recent annual meeting and Constellation Energy’s Annual Report on Form 10-K for the year ended December 31, 2007, which were filed with the Securities and Exchange Commission on February 27, 2008 and April 29, 2008, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission.

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